EXHIBIT 10.62
PROPERTY DISBURSEMENT
SHARING AGREEMENT
Between
Taiwan Kolin Company Limited
And
SyntaxBrillian Corporation
1.	PARTIES
This Agreement is made and entered into, by and between:
Taiwan Kolin Company Limited, incorporated in Taiwan, whose registered office is at 11/F No. 86 Section 1, Chung Ching South Road, Taipei, Taiwan (“Kolin”), and
SyntaxBrillian Corporation, incorporated in the State of Delaware, the United States of America, whose registered office at 1600 N. Desert Drive, Tempe, 85281, U.S.A. (“SyntaxBrillian”).
2.	RECITALS
WHEREAS, SyntaxBrillian, as joint and several Tenant, signed and. executed the industrial real estate lease agreement to lease a property situated at 444 W Geneva Rd, Tempe, AZ 85282 (the “Property”) from Davis Trucking as Landlord;
WHEREAS, according to the above lease agreement, the lease shall commence from March 1, 2006 for twelve (12) months lease term and the monthly base rent shall be USD$120.00 for the first year and be increased thereafter pursuant to other provisions of the lease agreement (“Base Rent”). Additionally, an initial security deposit of USD$500.00 shall be deposited with Landlord (“Security Deposit”) to effect the lease agreement.
WHEREAS, the major shareholder of SyntaxBrillian, Kolin shall use part of the Property to the liaison office with SyntaxBrillian.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the receipt and sufficiency of which are hereto hereby agree as follows:
3.	PROPERTY DISBURSEMENT SHARING

3.1	Upon commencement of the lease agreement, Kolin agrees to share the Base Rent, Security Deposit, real property taxes and utilities fees, inter alia, gas, electricity,

water and other fees and payments, mutually consent by both parties from time to time, arisen out of the Property (the “Property Disbursement”) as shown in Schedule 1 attached.
3.2	SyntaxBrillian shall pay the Property Disbursement to respective payees and Kolin shall agree upon receipt of SyntaxBrillian’s debit memo in connection with its portion of the Property Disbursement to reimburse and pay forthwith in pursuance with Schedule 1 to SyntaxBrillian.

4.	WARRANTIES OF SYNTAXBRILLIAN

4.1	SyntaxBrillian hereby warrants and represents to Kolin that SyntaxBrillian is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, the U.S.A.

4.2	SyntaxBrillian hereby warrants that SyntaxBrillian has all requisite power and authority to execute and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

5.	WARRANTIES OF KOLIN

5.1	Kohn warrants and represents to SyntaxBrillian that Kolin a corporation duly organized, validly and in good standing under the laws of Taiwan.

5.2	Kohn hereby warrants that Kolin has all requisite power and authority to execute and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

6.	MISCELLANEOUS

6.1	Amendment of Modification. The Provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only by written consent of all Parties to this Agreement.

6.2	Binding Effect. This Agreement shall be binding upon and shall insure to the benefit of the Parties to it and their respective heirs, representatives, successors and assigns. None of the Parties hereto shall assign any of its rights or obligations hereunder except with the express written consent of the other Parties hereto.

6.3	Invalidity. It is intended that each paragraph, provision and word of this Agreement shall be viewed a separate and divisible, and in the event that any paragraph, provision or word shall be held to be invalid, the remaining paragraphs, provisions or words shall continue to be in full force and effect, giving such effect to the deleted paragraphs, provisions, words as may be required to properly interpret the remaining Agreement.

6.4	Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

6.5	Notice. Any and all notices, consents, requests, demands, instructions, approvals or other communications of this Agreement shall be in writing and shall be deemed duly given on the date of service personally on the Party to whom the notice given, or within seven (7) days after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed to the Party by an address that the Party may have designated; if sent by facsimile, followed by first class mail, upon receipt of the facsimile; and if sent by electronic mail when the communication is first stored the other party’s electronic mailbox.

6.6	Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.

6.7	Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

6.8	Attorneys’ Fees. In the event of legal proceedings or arbitration is instituted to enforce, interpret or for the breach of any of the terms of this Agreement, the prevailing Party shall be entitled to his, her or its reasonable attorneys’ fees.

6.9	Survival of Warranties, Obligations, Promises and Representations. Any warranty, obligation, promise or representation of any Party to Agreement shall survive the closing of this Agreement. This section shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective heirs, representatives, successors and assigns.

6.10	Alternatives Dispute Resolution. If any dispute arises relating to Agreement, the Parties will attempt in good faith to settle it through mediation conducted by a mediator to be mutually selected. The Parties will share the costs to the mediator equally. If the dispute not resolved within 30 days after it referred to a mediator, any Party may file a lawsuit to enforce this Agreement.

6.11	Independent Counsel. Each Party to this Agreement hereby acknowledges that they have been advised of their right to seek independent legal and/or other counsel regarding the advisability of entering into this Agreement or consenting to any of the terms contained herein, and have actually sought such independent advice and counsel or knowingly waived the right to seek the same.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of dates indicated herein below.

Taiwan Kolin Company Limited

Name:	Roger Kao
Vice President

Signed:	/s/ Roger Kao

Date:	March 1, 2006

SyntaxBrillian Corporation

Name:	Vincent Sollitto
Chief Executive Officer

Signed:	/s/ Vincent Sollitto

Date:	March 1, 2006